`DREYFUS TREASURY CASH MANAGEMENT

Registration No. 811-4723

Sub-Item 77I

On May 22, 2007, the Registrant’s Board of Directors authorized the issuance of SELECT and SERVICE shares, descriptions of which appear in the documents incorporated by reference below:

1. The Prospectuses and Statement of Additional Information, incorporated by reference to the Registrant’s Post-Effective Amendment No. 29 the Registrant's Registration Statement on Form N-1A, filed on June 26, 2007, effective as of June 28, 2007.

3. The Registrant's Rule 12b-1 Service Plan, incorporated by reference to Exhibit (m) of

Post-Effective Amendment No.29 to the Registration Statement on Form N-1A, filed on June 26, 2007.

4. The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n) of Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A, filed on June 26, 2007.